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                                                              Exhibit 10.1

                                 INFOVEST CORPORATION
                                  STOCK OPTION PLAN

1.  PURPOSE

    The purpose of this Stock Option Plan (the "Plan") is to promote the growth and general prosperity of InfoVest Corporation, a Delaware corporation ("InfoVest") and its direct and indirect subsidiaries, including CCC Information Services Inc., a Delaware corporation ("CCC"), and subsidiaries of CCC (collectively the "InfoVest Companies"). Under the Plan, certain employees of the InfoVest Companies will be eligible to receive grants of options to purchase shares of InfoVest common stock as an incentive to contribute to the success of the InfoVest Companies.


2.  DEFINITIONS

    Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2. Wherever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as males, and unless the context clearly indicates otherwise, words in the singular shall be deemed to refer also to the plural.

    (a)  "Commencement Date" shall mean the date on which an Option is granted.

    (b) "Committee" means the Compensation Committee of the Board of Directors of InfoVest or such other committee as the Board by resolution shall designate.

    (c) "Common Stock" means the $. 10 par value per share common stock of InfoVest.

    (d)  "Disabled" means "permanently and totally disabled" as defined in
         Section 105(d) of the Internal Revenue Code of 1986.

    (e)  "Employee" means an employee of at least one of the InfoVest
         Companies.


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    (f)  "Exercise Price" means either, as the context requires, the price per
         Share (not less than the greater of $55.00 or fair market value as of the date an Option is granted as determined by the Committee) that shall be tendered to InfoVest upon exercise of the Option, or the aggregate price that shall be tendered to InfoVest in payment for Shares upon exercise of an Option or a portion of the Option.

    (g) "Grantee" means an individual to whom an Option is granted under the Plan.

    (h)  "Option" means a right granted to purchase Shares under the Plan.

    (i) "Stock Option Agreement" means the written instrument embodying an agreement between InfoVest and a Grantee, as provided in the Plan, evidencing the grant of an Option to the Grantee.

    (j) "Plan" means the InfoVest Corporation Stock Option Plan as set forth herein, as may be amended from time to time.

    (k)  "Shares" means shares of Common Stock.

3.  ADMINISTRATION

    The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall have authority to do everything necessary or appropriate to administer the Plan including, without limitation, interpreting the Plan. The Committee may take action only upon the agreement of a majority of its members then in office. Any action taken by the Committee through a written instrument signed by a majority of its members then in office shall be effective as though taken at a meeting duly called and held. All decisions, determinations, and interpretations of the Committee shall be final and binding on all concerned.


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4.  SHARES OF COMMON STOCK ELIGIBLE FOR ISSUANCE UNDER THE PLAN

    Subject to the provisions of Section 10, the aggregate number of Shares that may be issued upon the exercise of Options granted under the Plan shall be 75,000. Such Shares may be either authorized, but unissued Shares, or Shares issued and thereafter reacquired by InfoVest.

5.  ELIGIBILITY

    Options shall be granted for Shares in the amounts, at the Exercise Price, and to the Employees as determined in the sole discretion of the Committee.

6.  EFFECTIVE DATE AND DURATION OF THE PLAN

    The Plan shall become effective upon its adoption by resolution of the holders of the majority of securities entitled to vote of InfoVest. It shall continue in effect until it is terminated under Section 13.

7.  DURATION OF OPTION

    (a) The proper officers of InfoVest shall execute and deliver to each Grantee a written Stock Option Agreement which shall be executed by the Grantee and which shall state the total number of Shares subject to the Option, the Exercise Price for such Shares, any provisions relating to vesting of the Option and such other provisions as the Committee in each instance shall deem appropriate and not inconsistent with any of the provisions of the Plan.

    (b) The maximum term of each Option granted under the Plan shall not exceed 10 years commencing on the date set forth in the Stock Option Agreement (the "Commencement Date"). Notwithstanding the maximum 10-year term, all Options granted under the Plan shall expire sooner as follows:


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         (i)  If the employment of a Grantee is terminated for any reason other than as specified in subparagraphs (ii), (iii) or (iv) hereof, then the Option will expire on the thirtieth (30th) day after the date of such termination.

         (ii) Subject to subparagraphs (iii) and (iv) hereof, if the Grantee retires from the InfoVest Companies at an age at which such Grantee would be eligible to receive benefits under the Federal Social Security Act or retires with the consent of the Board of Directors of InfoVest, the Option will expire three (3) months after the date of termination.

         (iii) Subject to subparagraph (iv) hereof, if a Grantee becomes Disabled while serving in his capacity as an Employee, the Option will expire twelve (12) months after the date of termination of the Employee's employment as the result of having become Disabled.

         (iv) If a Grantee dies while serving as an Employee, or if the Grantee dies within twelve (12) months after termination of service in accordance with subparagraph (iii) hereof, or if the Grantee shall die within three
    (3) months after termination of service in accordance with subparagraph
    (ii) hereof, the Option will expire twelve (12) months after the date of death.

Following termination of employment for any reason, no Option shall become exercisable except to the extent such Option was exercisable on the date of such termination.

8.  EXERCISE OF OPTION

    (a) Options shall be exercised by delivering or mailing at the time of exercise to the Committee:

         (1) A notice, in the form and manner prescribed by the Committee, specifying the number of shares to be purchased under an Option, and

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    (2)  Payment in full of the Exercise Price for the Shares so purchased by
(i) a money order, cashiers check or certified check payable to InfoVest, (ii) shares of Common Stock owned by the Grantee (duly endorsed), or (iii) such other form of payment as shall be determined by the Committee to be acceptable. Any shares delivered to InfoVest as payment for Shares upon exercise of the Option shall be valued at their fair market value as of the date of exercise of the Option as determined by (A) reference to prices quoted on a public exchange for the Common Stock or, (B) if no such quotation exists, as determined by the Committee in its sole discretion.

    (b) All Options granted under the Plan shall be subject to a vesting schedule, which shall be determined in the discretion of the Committee, except that each Option granted under the Plan shall be immediately exercisable on the Commencement Date with respect to such percentage of the Shares subject to each Option as shall be determined at the discretion of the Committee.

    (c) No Option shall be exercisable in whole or in part and no certificates representing Shares subject to the Option shall be delivered at any time that InfoVest shall determine that the satisfaction of withholding tax or other withholding liabilities is necessary or desirable, unless and until such withholding shall have been effected.

    (d) Options shall be exercisable only with respect to whole Shares and shall not be exercisable with respect to fractional Shares.

9.  EFFECT OF MERGER OR OTHER REORGANIZATION

    If InfoVest shall be involved in a merger, consolidation or other reorganization, a Grantee shall be entitled, whether or not InfoVest is the surviving corporation, to receive an option to purchase the same number of shares (or a fraction of a share) in the surviving corporation that a



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holder of a number of Shares equal to the total number of Shares that a Grantee could purchase, in accordance with the provisions relating to vesting as referenced in Sections 7 and 8, would be entitled to receive under the terms of the merger or consolidation. Options granted under this Section 9 shall be deemed granted on the date the original Options were granted for purposes of
Section 8(b). If InfoVest is not the surviving corporation, the surviving corporation (the "Successor") shall succeed to the rights and obligations of InfoVest under this Plan, including, without limitation, Section 16.

10. ADJUSTMENT PROVISIONS

    If any subdivision or combination of shares of Common Stock or any stock dividend occurs after the adoption of the Plan, the Committee shall make such proportionate adjustments as are appropriate in the number of shares of Common Stock that may be issued under Section 4 and in the Exercise Price of, and the number of Shares underlying, outstanding Options in order to prevent the dilution or enlargement of the rights of any Grantee.

11. ISSUANCE OF SHARES OF COMMON STOCK

    Upon receipt of the notice of exercise and payment of the Exercise Price, InfoVest shall, subject to the provisions of Section 8(c), promptly issue to the Grantee a certificate or certificates for the Shares purchased, without charge to him for issue or transfer tax. Until the issuance of such certificates, no right to vote or receive dividends or other distributions nor any other rights as a stockholder of InfoVest shall exist with respect to Shares receivable notwithstanding the exercise of the Option. Except as provided in Section 10, no adjustment shall be made for distribution or other rights for which the record date is prior to the date a Common Stock certificate is issued.



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12. NONASSIGNABILITY

    Options shall be exercisable only by the Grantee or, in the case of the Grantee's death or incapacity, the Grantee's executors, administrators, guardians or other legal representatives and shall not be assignable or transferable by him, and no other person shall acquire rights therein.

13. AMENDMENT OR TERMINATION OF THE PLAN

    (a) The Committee may amend the Plan from time to time in such respects as the Committee may deem advisable. Any such amendment may apply to any Options that were granted before the date such amendment is adopted, but that have not been exercised as of the date such amendment is adopted, provided that no such amendment shall change the number of Shares subject to, or the Exercise Price of, any such Option. No such amendment shall affect any Option that has been exercised before the date such amendment is adopted.

    (b) The Committee may at any time terminate the Plan. Any such termination of the Plan shall not affect Options previously granted and such Options shall remain in full force and effect as if the Plan had not been terminated.

14. AGREEMENT AND REPRESENTATIONS OF GRANTEE

    As a condition to the exercise of any portion of an Option, InfoVest may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or otherwise distribute such Shares. The Shares shall not be offered, sold, transferred, pledged or otherwise disposed of by the person exercising the Option in the absence of registration, or the availability of an exemption from registration, under the Securities Act of 1933. No such offer, sale, transfer, pledge or other


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disposition may be made without prior written opinion of counsel for InfoVest that such offer, sale, transfer, pledge or other disposition will not violate the Securities Act of 1933 or other applicable securities law, rule or regulation of any jurisdiction. The foregoing restriction shall be indicated by legend on the certificates representing such shares of Common Stock.

15. RIGHT OF FIRST REFUSAL AND CERTAIN RESTRICTIONS

    (a) InfoVest shall have a right of first refusal to purchase the Shares issued to the Grantee pursuant to the exercise of any Option (hereinafter the "Grantee Shares") if the Grantee subsequently obtains a bona fide offer from a third party for the sale, transfer or assignment of the Grantee Shares and desires to sell, transfer or assign such Shares. Grantee may not sell, transfer or assign the Grantee Shares except pursuant to such a bona fide offer and as provided herein. In such event, the Grantee shall first make an offer (referred to in this paragraph (a) as the "Offer") to sell, transfer or assign such Shares (referred to in this paragraph (a) as the "Offered Shares") to InfoVest. Such Offer shall be upon the same terms and conditions as the offer from the third party. The Grantee shall provide InfoVest written notice of the Offer (hereinafter the "Grantee's Notice"). The Grantee's Notice shall state the amount of the Offered Shares, the terms and conditions of the Offer and of the third party's offer and the name of the third party (together with a copy of all correspondence between the third party and the Grantee necessary to establish the terms of the third party's offer).

    InfoVest shall have the right to acquire, or arrange for another person to acquire, the Offered Shares, which right shall be exercisable by written notice to the Grantee given within thirty (30) days after receipt of the Grantee's Notice. Unless InfoVest elects to acquire (or arrange for another person to acquire) all of the Offered Shares, the Grantee may sell, transfer or assign, subject to the provisions hereof, all of the offered Shares (but not less than all) to a third party on the same terms and
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conditions as the Offer to InfoVest; PROVIDED, HOWEVER, that if such sale, transfer or assignment is not consummated within sixty (60) days after the date of the Grantee's Notice, the restrictions imposed by paragraph (a) of this
Section 15 shall apply once again to the Grantee and no sale, transfer or assignment of such Shares may be made thereafter without again offering the same to InfoVest in accordance with the provisions thereof.

    (b)  If an "Involuntary Transfer", as defined in paragraph (c) of this
Section 15, of any Shares issued to a Grantee pursuant to the exercise of an Option shall occur, InfoVest shall have the right to purchase, or arrange for another person to purchase, any or all of such Shares (the "Transferred Shares"), which right shall be exercisable by written notice by InfoVest to the involuntary transferee thereof (a "Purchaser Notice"). If InfoVest fails to provide a Purchaser Notice within thirty (30) days after the date that InfoVest receives written notice of such Involuntary Transfer from the involuntary transferee, InfoVest shall be deemed to have declined its right to purchase the Transferred Shares. The purchase price per Share of the Transferred Shares shall be the fair market value of a Share (as determined, at the Committee's sole discretion, as (i) the Exercise Price plus net income (or minus net loss) per Share for the period from the beginning of the fiscal year at the time the Option is granted through the end of the most recent fiscal year ending prior to the Involuntary Transfer, or (ii) the fair market value per share as determined by an independent investment bank selected by the Committee) at the time of InfoVest's purchase. If InfoVest does not elect to purchase such Shares from the involuntary transferee, upon agreement of the involuntary transferee evidenced by a signed writing delivered to InfoVest within 30 days after expiration of InfoVest's right to deliver a Purchaser Notice, InfoVest shall have a right of first refusal, if the involuntary transferee subsequently obtains a bona fide offer from a third party for the sale, transfer or assignment of the Transferred Shares and desires to sell, transfer or assign such Shares, in which event the involuntary


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transferee shall first make an offer (referred to in this paragraph (b) as the
"Offer") to sell, transfer or assign such Shares (referred to in this paragraph
(b) as the "Offered Shares") to InfoVest. Such Offer shall be upon the same terms and conditions as the offer from the third party. The involuntary transferee shall provide InfoVest written notice of the Offer (hereinafter the "Involuntary Transferee's Notice"). The Involuntary Transferee's Notice shall state the number of the Offered Shares, the terms and conditions of the Offer and of the third party's offer, and the name of the third party (together with a copy of all correspondence between the third party and the involuntary transferee necessary to establish the terms of the third party's offer).

    InfoVest shall have the right to acquire, or arrange for another person to acquire, any or all of the Offered Shares, which right shall be exercisable by written notice to the involuntary transferee given within thirty (30) days after receipt of the Involuntary Transferee's Notice. Unless InfoVest elects to acquire all of the Offered Share, the involuntary transferee may sell, transfer or assign, subject to the provisions hereof, all of the Offered Shares (but not less than all) to a third party on the same terms and conditions as the Offer to InfoVest; PROVIDED, HOWEVER, that if such sale, transfer or assignment is not consummated within sixty (60) days after the date of the Involuntary Transferee's Notice, the restrictions imposed by paragraph (b) of this Section 16 shall apply to the involuntary transferee, and no sale, transfer or assignment of such Shares may be made thereafter without the written consent of InfoVest to such sale, transfer or assignment or without again offering the same to InfoVest in accordance with the provisions hereof.

    (C) "Involuntary Transfer" shall mean any transfer, proceeding or action by or in which a stockholder of InfoVest who is or was a Grantee, or an involuntary transferee of a Grantee, shall be deprived or divested of any right, title or interest in or to any of the Shares, including, without limitation, any seizure under levy of attachment or execution, any transfer in connection with


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bankruptcy (whether pursuant to the filing of a voluntary or an involuntary petition under the Federal Bankruptcy Code of 1978, or any modification or revision thereto) or other court proceeding to a debtor in possession, trustee in bankruptcy or receiver or other officer or agency, any transfer to a state or to a public officer or agency pursuant to any statue pertaining to escheat or abandoned property, any transfer pursuant to any separation agreement or the entry of a final court order in a divorce proceeding from which there is no further right of appeal, any transfer upon or occasioned by the death of any stockholder who is a Grantee, or any involuntary transferee of a Grantee, or any transfer to a legal representative of any such stockholder or involuntary transferee.

    (d) The provisions hereof shall be binding upon any and all transfers by a Grantee of Shares acquired pursuant to the exercise of an Option, notwithstanding the termination of the Plan before or after such transfer(s).

    (e) A Grantee of an Option under the Plan shall, as a condition of the exercise of an Option, consent to the placement of a legend on the shares of Common Stock issued stating that such shares are subject to a right of first refusal in favor of InfoVest or its successor.

    (f) Neither a Grantee, nor any purchaser, transferee or assignee of Shares issued to a Grantee pursuant to exercise of an Option shall in no event sell, assign, transfer or in any manner whatsoever convey any interest in any or all of the Shares to (A) any Person who is or has been at any time engaged in competition with any of the InfoVest Companies in the businesses of direct mail marketing of consumer services including credit card or personal property registration services, or collection and dissemination of automobile valuation data (including but not limited to Safecard Services, Inc. (or any successor in interest thereto) or John P. Ferry), or (B) any Affiliate of such Person (such Persons as are described in Clauses (A) and (B) above are hereinafter referred to as "Prohibited Transferees"). For purposes of this paragraph, the term "Person" means any individual,


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corporation, partnership, association, joint stock company, trust, unincorporated organization or similar business organization, and the term "Affiliate" means with respect to a specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the Person specified.


16. TAX CONSIDERATIONS

    All options granted under the Plan are not intended to qualify, and shall not be treated as, "incentive stock options" as such term is defined in Section 422 of the Internal Revenue Code of 1986.


17. RESERVATION OF SHARES

    InfoVest, during the term of this Plan, shall at all times reserve and keep available, and shall seek or obtain from any regulatory body having jurisdiction any requisite authority in order to sell, such number of Shares as shall be sufficient to satisfy the requirements of the Plan. Inability of InfoVest to obtain from any regulatory body having jurisdiction the authority deemed by InfoVest's counsel to be necessary for the lawful sale of any Shares hereunder shall relieve InfoVest of any liability in respect of the failure to sell such Shares as to which such requisite authority shall not have been obtained.


18. NOTICE

    All notices delivered pursuant to the Plan shall be in writing, delivered by hand or by first class certified mail, return receipt requested, postage prepaid as specified in the Stock Option Agreement.


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19. GOVERNING LAW

    The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware, except to the extent that such laws may be superseded by any Federal law.



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